UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2015, Limoneira Company (the “Company”) drew an advance of $8,000,000 (the “Advance”) from Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) and became obligated under an interim funding agreement with Wells Fargo (the “Interim Funding Agreement”). The Advance was obtained in connection with the Company financing the purchase of certain equipment associated with the Company’s new lemon packing facilities (“Equipment”). Upon the completion of the purchase of the Equipment, the Company intends to include the Advance in the aggregate funding of a $10,000,000 loan pursuant to a Master Loan and Security Agreement and a Loan Schedule with Wells Fargo (the “Loan Agreements”), with a first priority security interest in the Equipment to Wells Fargo.

The Interim Funding Agreement provides a “Cutoff Date” of January 31, 2016, whereby if the Equipment has not been delivered to and accepted by the Company, then upon demand the Company is obligated to repay the Advance together with any unpaid interest thereon to Wells Fargo and Wells Fargo will transfer any and all of its rights to the Equipment to the Company. The Advance matures on the earliest of: (i) the date Wells Fargo demands payment after the Cutoff Date, (ii) the date the Equipment is accepted by the Company or (iii) the date the Company repays the Advance. The foregoing summary of the Interim Funding Agreement is qualified in its entirety by reference to the text of the Interim Funding Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Interim Funding Agreement, dated as of December 1, 2015, between Limoneira and Wells Fargo Equipment Finance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2015		LIMONEIRA COMPANY
	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary